SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2003

MCKENZIE BAY INTERNATIONAL, LTD.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49690 (Commission File Number)	51-0386871 (IRS Employer Identification No.)

975 Spaulding Grand Rapids, Michigan (Address of Principal Executive Offices)	49546 (Zip Code)

Registrant's telephone number,
including area code:  (616) 940-3800

Item 1.	Changes in Control of Registrant.

          Yves Harvey has resigned from the Board of Directors of McKenzie Bay International, Ltd. (the "Company") effective April 7, 2003. Mr. Harvey's resignation was not related to a disagreement with the Company on any matter related to the Company's operations, policies or practices.

          The Company's bylaws provide that the Company's Board of Directors may consist of up to 10 directors. With the resignation of Mr. Harvey, the Company's Board currently has six members, as follows:

Gary L. Westerholm - Chairman of the Board, Chief Executive Officer and President
Gregory N. Bakeman - Director, Chief Financial Officer and Treasurer
John W. Sawarin - Director, Secretary and Vice President - Product Marketing
Rocco J. Martino - Director
Stephen D. McCormick - Director
Donald C. Harms - Director
Item 5.	Other Events.

          On April 21, 2003, the Company issued a press release announcing that it acquired from SOQUEM, INC. its option to acquire a 20% interest in the Lac Doré vanadium-titanium project in exchange for shares of the Company's common stock, $.0001 par value. A copy of the press release is attached as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits:

99.1 Press Release dated April 21, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: April 21, 2003	By /s/ Gregory N. Bakeman
Gregory N. Bakeman Chief Financial Officer, Treasurer and Director

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated April 21, 2003.